Exhibit 99.1

Company IR Contact:	IR Agency Contact:	Media Contact:
Pacific Ethanol, Inc.	Moriah Shilton	Paul Koehler
916-403-2755	LHA	Pacific Ethanol, Inc.
Investorrelations@pacificethanol.com	415-433-3777	916-403-2790
paulk@pacificethanol.com

Pacific Ethanol Reports Fourth Quarter and Full-Year 2019 Results

Sacramento, CA, March 26, 2020– Pacific Ethanol, Inc. (NASDAQ: PEIX), a leading producer and marketer of low-carbon renewable fuels and high-quality alcohol products in the United States, reported its financial results for the three and twelve months ended December 31, 2019.

Highlights

●	On track to close the sale of the company’s interest in Pacific Aurora, LLC to Aurora Cooperative Elevator Company

●	Idling capacity in response to the unprecedented decline in gasoline and ethanol demand due to the impacts of the coronavirus

●	Shipping significant volumes of high-quality alcohol from the company’s Pekin, Illinois ICP facility for the production of hand sanitizers

●	Amended agreements with lenders to defer interest and principal payments for two months

●	Engaged a Chief Restructuring Officer on a consulting basis to assist the company in negotiating with lenders and implementing strategic initiatives

Neil Koehler, Pacific Ethanol’s president and CEO, stated: “The margin improvements we saw in the first half of the fourth quarter of 2019 have been overwhelmed by excessive ethanol supplies and plummeting demand as a result of the coronavirus pandemic. As a result, the industry has returned to an acute negative margin environment.

“In response to the coronavirus, our Pekin, Illinois ICP facility is producing and shipping record amounts of our high-quality alcohol, as a key ingredient in the production of hand sanitizers. We are also manufacturing the finished hand sanitizer product at our Illinois plants to donate to local communities.”

“We are encouraged by the decision of the Trump Administration to not appeal the 10th Circuit court decision that, if applied nationally as expected, will eliminate the inappropriate granting of Small Refinery Exemptions and increase the demand for renewable fuels.

“These are challenging times for our country and for our company. Even so, given the continued compelling cost, octane and carbon benefits of ethanol, we firmly believe in the industry’s long-term growth prospects. We are working constructively with our lenders, customers and suppliers to put the company in the best position to thrive in the future,” concluded Koehler.

Strategic Initiatives Progress

In March, Pacific Ethanol secured a two-month deferral of principal and interest payments on its secured debt through May 20th, as the company works with its lenders to restructure its balance sheet and improve liquidity while continuing to pursue its strategic initiatives. To support Pacific Ethanol in these efforts, the company has engaged a Chief Restructuring Officer, Winston Mar, on a consulting basis. In addition, the company is on track to close the sale of its 74% ownership interest in Pacific Aurora, LLC to Aurora Cooperative Elevator Company, the definitive agreement for which the company signed in February.

Financial Results for the Three Months Ended December 31, 2019 Compared to 2018

●	Net sales were $357.6 million, compared to $334.4 million.

●	Total gallons sold of 195.5 million, compared to 209.4 million.

●	Total production gallons sold of 125.4 million, compared to 131.1 million.

●	Cost of goods sold was $354.4 million, compared to $355.4 million.

●	Gross profit was $3.2 million, compared to a gross loss of $21.0 million.

●	Selling, general and administrative expenses were $11.8 million, compared to $9.2 million.

●	Operating loss was $37.9 million and included a $29.3 million asset impairment charge, compared to $30.2 million.

●	Loss available to common stockholders was $41.4 million, or $0.85 per share, compared to $32.3 million, or $0.74 per share.

●	Adjusted EBITDA was positive $1.9 million compared to negative $18.0 million.

●	Cash and cash equivalents were $19.0 million at December 31, 2019, compared to $26.6 million at December 31, 2018.

Financial Results for the Twelve Months Ended December 31, 2019 Compared to 2018

●	Net sales were $1,424.9 million, compared to $1,515.4 million.

●	Cost of goods sold was $1,434.8 million, compared to $1,530.5 million.

●	Gross loss was $9.9 million, compared to a gross loss of $15.2 million.

●	Selling, general and administrative expenses were $35.5 million, compared to $36.4 million.

●	Operating loss was $74.7 million, compared to $51.5 million.

●	Loss available to common stockholders was $90.2 million, or $1.90 per share, compared to $61.5 million, or $1.42 per share.

●	Adjusted EBITDA was negative $1.7 million, compared to negative $5.1 million.

Fourth Quarter 2019 Results Conference Call

Management will host a conference call at 8:00 a.m. Pacific Time/11:00 a.m. Eastern Time on March 27, 2020. CEO Neil Koehler and CFO Bryon McGregor will deliver prepared remarks followed by a question and answer session.

The webcast for the call can be accessed from Pacific Ethanol’s website at www.pacificethanol.com. Alternatively, you may dial the following number up to ten minutes prior to the scheduled conference call time: (877) 847-6066. International callers should dial 00-1 (970) 315-0267. The pass code will be 7173715. If you are unable to participate on the live call, the webcast will be archived for replay on Pacific Ethanol’s website for one year. In addition, a telephonic replay will be available at 2:00 p.m. Eastern Time on Friday, March 27, 2020, 11:59 p.m. Eastern Time on Friday, April 3, 2020. To access the replay, please dial (855) 859-2056. International callers should dial 00-1-(404) 537-3406. The pass code will be 7173715.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles (“GAAP”) are useful measures of operations. The company defines Adjusted EBITDA as unaudited net income (loss) attributed to Pacific Ethanol before interest expense, provision (benefit) for income taxes, asset impairment, loss on extinguishment of debt, purchase accounting adjustments, fair value adjustments, and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure. Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company’s performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider this measure in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

About Pacific Ethanol, Inc.

Pacific Ethanol, Inc. (PEIX) is a leading producer and marketer of low-carbon renewable fuels and high-quality alcohol products in the United States. Pacific Ethanol owns and operates nine production facilities, four in the Western states of California, Oregon and Idaho, and five in the Midwestern states of Illinois and Nebraska. The plants have a combined production capacity of 605 million gallons per year, produce over one million tons per year of ethanol co-products – on a dry matter basis – such as wet and dry distillers grains, wet and dry corn gluten feed, condensed distillers solubles, corn gluten meal, corn germ, corn oil, distillers yeast and CO2. Pacific Ethanol markets and distributes fuel-grade ethanol, high-quality alcohol products and co-products domestically and internationally. Pacific Ethanol’s subsidiary, Kinergy Marketing LLC, markets all ethanol and alcohol products for Pacific Ethanol’s plants as well as for third parties, approaching one billion gallons of ethanol marketed annually based on historical volumes. Pacific Ethanol’s subsidiary, Pacific Ag. Products LLC, markets wet and dry distillers grains. For more information please visit www.pacificethanol.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Pacific Ethanol’s estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Pacific Ethanol’s current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning future market conditions, including the supply of and domestic and international demand for ethanol and co-products; the anticipated outcome of Pacific Ethanol’s strategic initiatives, including the sale of its interest in Pacific Aurora LLC; and Pacific Ethanol’s plans, objectives, expectations and intentions. It is important to note that Pacific Ethanol’s plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Pacific Ethanol’s current expectations depending upon a number of factors affecting Pacific Ethanol’s business. These factors include, among others, adverse economic and market conditions, including for ethanol and its co-products and high-quality alcohols; export conditions and international demand for ethanol and co-products, including the failure of a resolution of United States trade disputes with China; fluctuations in the price of and demand for oil and gasoline; raw material costs, including ethanol production input costs, such as corn and natural gas; the effects of the coronavirus on travel and the demand for transportation fuels; and the ability of Pacific Ethanol to timely and successfully execute on its strategic initiatives, including the sale of its interest in Pacific Aurora, LLC, which is subject to financing and other conditions to closing. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Pacific Ethanol’s products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the ethanol production and marketing industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Pacific Ethanol’s facilities, products and/or businesses; changes in laws, regulations and governmental policies; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Pacific Ethanol’s filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Pacific Ethanol’s Amendment No. 1 to Form S-1 filed with the Securities and Exchange Commission on February 3, 2020.

PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Net sales	$357,617	$334,415	$1,424,881	$1,515,371
Cost of goods sold	354,421	355,436	1,434,819	1,530,535
Gross profit (loss)	3,196	(21,021)	(9,938)	(15,164)
Selling, general and administrative expenses	11,823	9,190	35,453	36,373
Asset impairment	29,292	—	29,292	—
Loss from operations	(37,919)	(30,211)	(74,683)	(51,537)
Loss on debt extinguishment	(6,517)	—	(6,517)	—
Interest expense, net	(5,192)	(4,257)	(20,206)	(17,132)
Other income (expense), net	(147)	(62)	104	171
Loss before provision (benefit) for income taxes	(49,775)	(34,530)	(101,302)	(68,498)
Provision (benefit) for income taxes	(20)	1	(20)	(562)
Consolidated net loss	(49,755)	(34,531)	(101,282)	(67,936)
Net loss attributed to noncontrolling interests	8,671	2,521	12,333	7,663
Net loss attributed to Pacific Ethanol, Inc.	$(41,084)	$(32,010)	$(88,949)	$(60,273)
Preferred stock dividends	$(319)	$(319)	$(1,265)	$(1,265)
Net loss available to common stockholders	$(41,403)	$(32,329)	$(90,214)	$(61,538)
Net loss per share, basic and diluted	$(0.85)	$(0.74)	$(1.90)	$(1.42)
Weighted-average shares outstanding, basic and diluted	48,438	43,969	47,384	43,376

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	December 31,	December 31,
ASSETS	2019	2018
Current Assets:
Cash and cash equivalents	$18,997	$26,627
Accounts receivable, net	74,307	67,636
Inventories	60,600	57,820
Prepaid inventory	1,528	3,090
Assets held-for-sale	86,264	—
Other current assets	6,868	13,631
Total current assets	248,564	168,804
Property and equipment, net	332,526	482,657
Other Assets:
Right of use operating lease assets, net	24,346	—
Intangible assets	2,678	2,678
Other assets	4,381	5,842
Total other assets	31,405	8,520
Total Assets	$612,495	$659,981

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	December 31,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2019	2018
Current Liabilities:
Accounts payable – trade	$29,277	$48,176
Accrued liabilities	22,331	23,421
Current portion – operating leases	3,457	—
Current portion – long-term debt	63,000	146,671
Derivative instruments	1,860	6,309
Liabilities held-for-sale	34,413	—
Other current liabilities	6,060	7,282
Total current liabilities	160,398	231,859

Long-term debt, net of current portion	180,795	84,767
Operating leases, net of current portion	21,171	—
Other liabilities	23,086	23,990
Total Liabilities	385,450	340,616

Stockholders’ Equity:
Pacific Ethanol, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: 0 shares issued and outstanding as of December 31, 2019 and 2018 Series B: 927 shares issued and outstanding as of December 31, 2019 and 2018	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 55,508 and 45,771 shares issued and outstanding as of December 31, 2019 and 2018, respectively	56	46
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 share issued and outstanding as of December 31, 2019 and 2018	—	—
Additional paid-in capital	942,307	932,179
Accumulated other comprehensive loss	(2,370)	(2,459)
Accumulated deficit	(720,214)	(630,000)
Total Pacific Ethanol, Inc. Stockholders’ Equity	219,780	299,767
Noncontrolling Interests	7,265	19,598
Total Stockholders’ Equity	227,045	319,365
Total Liabilities and Stockholders’ Equity	$612,495	$659,981

Reconciliation of Adjusted EBITDA to Net Loss

	Three Months Ended December 31,		Years Ended December 31,
(unaudited)	2019	2018	2019	2018
Net loss attributed to Pacific Ethanol	$(41,084)	$(32,010)	$(88,949)	$(60,273)
Adjustments:
Interest expense*	5,192	4,255	20,206	16,898
Asset impairment*	21,655	—	21,655	—
Loss on debt extinguishment	6,517	—	6,517	—
Benefit for income taxes	(20)	1	(20)	(562)
Depreciation and amortization expense*	9,648	9,706	38,880	38,806
Total adjustments	42,992	13,962	87,238	55,142
Adjusted EBITDA	$1,908	$(18,048)	$(1,711)	$(5,131)

* Adjusted for noncontrolling interests.

Commodity Price Performance

	Three Months Ended December 31,		Years Ended December 31,
(unaudited)	2019	2018	2019	2018
Production gallons sold (in millions)	125.4	131.1	491.0	556.2
Third party gallons sold (in millions)	70.1	78.3	328.4	326.8
Total gallons sold (in millions)	195.5	209.4	819.4	883.0

Production capacity utilization	82%	85%	81%	92%

Average ethanol sales price per gallon	$1.70	$1.45	$1.61	$1.57
Average CBOT ethanol price per gallon	$1.42	$1.26	$1.39	$1.37

Corn cost – CBOT equivalent	$3.93	$3.63	$3.83	$3.66
Average basis	$0.46	$0.22	$0.43	$0.25
Delivered cost of corn	$4.39	$3.85	$4.26	$3.91

Total co-product tons sold (in thousands)	725.7	731.0	2,821.7	3,096.2
Co-product return % (1)	35.6%	37.8%	35.1%	36.5%

(1) Co-product revenue as a percentage of delivered cost of corn.